Exhibit 10.9
INVESTMENT MANAGEMENT TRUST AGREEMENT
     This Agreement is made as of [ ], 2007 by and between Seanergy Maritime Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).
     WHEREAS, the Company’s Registration Statement on Form F-1, File No. 333-      (“Registration Statement”), for its initial public offering (the “IPO”) of units (the “Units”) of the Company, each Unit consisting of one share of common stock, par value $.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrant”), has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (the “Commission”); and
     WHEREAS, the Company has sold an aggregate of 11,600,000 warrants in a private placement (the “Placement”) pursuant to Regulation S promulgated by the Commission pursuant to the Securities Act of 1933, as amended (the “Act”); and
     WHEREAS, Maxim Group LLC (“Maxim”) is acting as the representative of the several underwriters (the “Underwriters”) in the IPO; and
     WHEREAS, as described in the Company’s Registration Statement, (i) in accordance with the Company’s Second Amended and Restated Certificate of Incorporation, $141,910,000 of the net proceeds of the IPO ($164,409,750 if the Underwriters’ over-allotment option is exercised in full), (ii) in accordance with the Subscription Agreement, dated as of [          ], 2007, among the Company, Maxim and certain purchasers, $8,090,000 of the net proceeds of the Placement (together with the IPO proceeds, the “Base Deposit”), (iii) in accordance with the Underwriting Agreement, dated [          ], 2007, between the Company and Maxim, as representative of the Underwriters, an additional $3,375,000 ($4,218,750 if the Underwriters’ over-allotment option is exercised in full), representing a portion of the Underwriters’ discount (the “Contingent Discount”), $153,375,000 ($176,718,750 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee as of [ ], 2007 to be deposited and held in a trust account for the benefit of the Company, the public holders of the Common Stock underlying the Units and Maxim [and the Underwriters]. The aggregate amount to be delivered to the Trustee, and all interest or dividend income received with respect thereof, will be referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders, the Company and Maxim [and the Underwriters] will be referred to together as the “Beneficiaries”; and
     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account (the “Trust Account”) established by the Trustee with Deutsche Bank Trust Company;
          (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;
          (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “1940 Act”) and having a maturity of 180 days or less or in any money market fund meeting the conditions specified in paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the 1940 Act, as amended, as determined by the Company;
          (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;
          (e) Notify within two (2) business days the Company and Maxim of all communications received by it with respect to any Property requiring action by the Company;
          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;
          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or Maxim to do so;
          (h) Render to the Company and to Maxim, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;
          (i) Commence liquidation of the Trust Account upon receipt of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as Exhibit A or Exhibit B and complete the liquidation of the Trust Account and distribute the Property in the Trust Account as directed in the Termination Letter and the other documents referred to therein as part of the Company’s plan of dissolution and liquidation. The Trustee understands and agrees that, except as provided in Section 1(j) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter. In all cases, the Trustee shall provide the Representative with a copy of any Termination Letters and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account within two (2) business days of receiving the same; and
          (j) In the event the Company fails to consummate a Business Combination (as defined herein) by                     , 2009 [twenty four months from the date of this Agreement] (the “Termination Date”), to commence liquidation of the Trust Account as part of the company’s plan of dissolution and liquidation. The Trustee, upon consultation with the Company and the Representative, shall deliver a notice (the “Termination Notice”) to the Public

Shareholders of record as of the Termination Date and the Underwriters (collectively with the Public Shareholders, the “Beneficiaries”) by U.S. mail or via the Depository Trust Company (the “DTC”) within five (5) days of the Termination Date and shall take such other actions as it may deem necessary to inform the Beneficiaries of the Termination Date. The Trustee shall deliver to each Public Shareholder its ratable share of the Property against satisfactory evidence of deliver to the Company (through DTC, its Deposit Withdraw Agent Commission (“DWAC”) system or as otherwise presented to the Trustee) by the Public Shareholder of the stock certificates representing the shares of Common Stock it holds. As used in this Agreement, the term “Business Combination” means the acquisition by the Company, through merger, capital stock exchange, asset acquisition or other similar business combination with, one or more operating businesses in the shipping maritime industry, although the Company will not be limited to pursuing acquisition opportunities only within that industry, as more fully described in the prospectus forming a part of the Registration Statement.
     2. Limited Distributions of Income on Property.
          (a) Upon receipt by the Trustee of an officer’s certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company certifying as true, accurate and complete a copy of any tax return required to be filed on behalf of the Trust Account in respect of income earned on the Property held therein, the Trustee shall deliver to the Company for submission to the appropriate taxing authority a check made payable to the order of such taxing authority in the amount required to pay such taxes; provided, however, that in no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this Section 2(a) exceed the income in respect of which such taxes are due and owing.
          (b) Upon receipt by the Trustee of an officer’s certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company certifying that such distribution pursuant to this Section 2(b) shall only be used to pay the costs and expenses associated with the exercise of the Underwriters’ over-allotment option (in order to ensure that at all times there is a minimum of $10.00 per share held in the trust account), the Trustee shall distribute to the Company up to a maximum of $506,250 (in proportion to the portion of the over-allotment option exercised by the Underwriters) of the interest income earned on the Base Deposit through the last day of the month immediately preceding the date of receipt of the Company’s written request pursuant to this Section 2(b).
          (c) Upon receipt by the Trustee of an executed Certificate for Quarterly Distributions, a form of which is attached as Exhibit C hereto, the Trustee shall make quarterly distributions of the interest income earned on the Base Deposit (less any taxes payable by the Company and exclusive of interest earned on the Contingent Discount) on a pro rata basis to the Public Shareholders of record on the last business day of each quarter until the earlier of the consummation of a Business Combination or the Company’s dissolution and liquidation; provided, however, the Company’s shareholders prior to the IPO shall not be entitled to such quarterly distributions with respect to their shares of Common Stock held prior to the IPO. In the event of the exercise of the Underwriters’ over-allotment option, the first quarterly distribution pursuant to this Section 2(c) shall be reduced by up to a maximum of $506,250 (in proportion to the portion of the over-allotment option exercised) distributed in accordance with Section 2(b)

hereof to replace the costs and expenses associated with the exercise of the Underwriters’ over-allotment option.
          (d) Upon receipt by the Trustee of the Termination Letter, accompanied by an officer’s certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company certifying as true, accurate and complete: (i) a statement of the amount of actual expenses incurred or, where known with reasonable certainty, imminently to be incurred by the Company in connection with its dissolution and liquidation, including any fees and expenses incurred or imminently to be incurred by the Company in connection with its plan of dissolution and distribution, (ii) any amounts due to pay creditors or required to be reserved for payment to creditors, and (iii) the sum of (i) and (ii), the Trustee shall distribute to the Company an amount up to a maximum of the sum of (i) and (ii) as indicated in the officer’s certificate provided in accordance with this Section 2(d); provided, however, that any distribution pursuant to this Section 2(d) shall only be used to fund the amount of actual expenses incurred or imminently to be incurred by the Company in connection with its plan of dissolution and liquidation.
          (e) Except as provided in this Section 2, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.
          (f) It is acknowledged and agreed by the parties hereto that with respect to all requests for distributions to or on behalf of the Company pursuant to this Section 2 the Trustee’s only responsibility is to follow the instructions of the Company except as provided in Section 1(j).
     3. Agreements and Covenants of the Company. The Company hereby agrees and covenants:
          (a) To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer and Chief Financial Officer, with a copy to the Representative. In addition, except with respect to its duties under paragraph 1(i), 1(j) and 3(i), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions; provided, however, that the Company and/or the Representative shall promptly confirm such instructions in writing;
          (b) To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsels’ fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Company shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Company shall obtain the consent of the Trustee with respect to the selection of counsel, which consent shall not be unreasonably withheld. Neither the Company nor the Trustee may agree to settle any Indemnified Claim without the prior written consent of the other party. The Trustee may participate in such action with its own counsel at its own expense;
          (c) To pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to this Agreement, as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such section);
          (d) That, in the event that the Company consummates a Business Combination and the Trust Account is liquidated in accordance with Section 1(i) hereof, the Trustee or another independent party designated by the Representative shall act as the inspector of election to certify the results of the shareholder vote and the Public Shareholder vote;
          (e) That the Termination Letter referenced in Sections 1(i) and 3(i) hereof shall require the Company’s Chief Executive Officer and Chief Financial Officer to each certify the following as applicable: either (A) that (1) prior to the Termination Date, the Company has entered into a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement; and (2) the Company’s board of directors has approved the Business Combination pursuant to a unanimous written consent or (B) that the Company failed to consummate a Business Combination prior to the Termination Date and that the Company shall be dissolved and liquidated in accordance with its Amended and Restated Certificate of Incorporation. A copy of such consent and the definitive agreement relating to the Business Combination so approved shall be attached as an exhibits to the Termination Letter;
          (f) In connection with any vote of the Company’s stockholders regarding a Business Combination, to provide to the Trustee an affidavit or certificate (the “Report”) of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company’s shareholders and Public Shareholders regarding such Business Combination. Such Report shall be attached as an exhibit to the Termination Letter, as applicable;
          (g) Within five (5) business days after the Underwriters’ over-allotment option (or any unexercised portion thereof) expires or its exercise in full, to provide the Trustee notice in writing (with a copy to the Underwriters) of the total amount of the Contingent Discount, which shall in no event be less than $3,375,000; and

          (h) As soon as practicable after the Termination Date, to instruct the Trustee to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation. The Trustee, after consultation with the Company and the Representative, shall deliver the Termination Notice to the Public Shareholders and ratably apportion the Trust Account to the Public Shareholders in accordance with Section 1(j) hereof.
     4. Limitations of Liability. The Trustee shall have no responsibility or liability to:
          (a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;
          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;
          (c) Change the investment of any Property, other than in compliance with Section 1(c);
          (d) Refund any depreciation in principal of the Property;
          (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
          (f) The Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, willful misconduct or bad faith. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;
          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

          (h) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 2(a) hereof).
     5. Certain Rights of Trustee.
          (a) Before the Trustee acts or refrains from acting, it may require an officers’ certificate or opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such officers’ certificate or opinion of counsel. The Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (b) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.
          (d) The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement; it shall not be accountable for the Company’s use of the proceeds from the Trust Account. Notwithstanding the effective date of this Agreement or anything to the contrary contained in this Agreement, the Trustee shall have no liability or responsibility for any act or event relating to this Agreement or the transactions related thereto which occurs prior to the date of this Agreement, and shall have no contractual obligations to the Beneficiaries until the date of this Agreement.
     6. No Right to Set-off. The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account. In the event that the Trustee has a claim against the Company under this Agreement, including without limitation, under Section 3(b) hereof, the Trustee will pursue such claim solely against the Company and not against the Property.
     7. Termination. This Agreement shall terminate as follows:
          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of

New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;
          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b); or
          (c) On                     , 2009 [twenty four months from the date of this Agreement], when the Trustee deposits the Property with the United States District Court for the Southern District of New York in the event that, prior to such date, the Trustee has not received a Termination Letter from the Company.
     8. Miscellaneous.
          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.
          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.
          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Maxim, who, along with each other Underwriter, the parties specifically agree, is and shall be a third party beneficiary for purposes of this Agreement; and provided further, any amendment to Section 3(i) shall require the consent of all of the Public Shareholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
          (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder. The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.
          (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:
if to the Trustee, to:
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
Fax No.: (212) 509-5150
if to the Company, to:
Seanergy Maritime Corp.
c/o Balthellas Chartering S.A.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Attn: Panagiotis Zafet
Fax No.: [ ]
in either case with a copy to:
Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attn: Clifford A. Teller
Fax No.: (212) 895-3783
and
Ellenoff Grossman & Schole LLP
370 Lexington Avenue, 19th Floor
New York, New York 10017
Attn: Douglas S. Ellenoff
Fax No.: (212) 370-7889
and
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Mitchell S. Nussbaum
Fax No.: (212) 407-4990

          (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and Maxim.
          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:

	Name:	Steven G. Nelson
	Title:	President

SEANERGY MARITIME CORP.
By:

	Name:	Panagiotis Zafet
	Title:	Co-Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT A
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
Re: Trust Account No. [ ] Termination Letter
Ladies and Gentlemen:
     Pursuant to Section 1(i) of the Investment Management Trust Agreement (the “Trust Agreement”) between Seanergy Maritime Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                     , 2007, the undersigned hereby certify that the Company has entered into an agreement (“Business Agreement”) with                                          (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [                    ]. Such Business Combination was approved by the Company’s board of Directors by unanimous written consent. A copy of such consent and the Agreement are attached as exhibits A and B, respectively, hereto. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.
     In accordance with paragraph 2 of Article 6 of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the shareholders of the Company and by the Public Shareholders holding a majority of the IPO Shares, and Public Shareholders holding one share less than 30.0% of the IPO Shares have voted against the Business Combination and given notice of exercise of their redemption rights described in paragraph 3 of Article 6 of the Amended and Restated Certificate of Incorporation of the Company. Pursuant to Section 2(e) of the Trust Agreement, we are providing you with a certificate of                      (the “Report”), the inspector of elections, which verifies the vote of the Company’s shareholders and the Public Shareholders in connection with the Business Combination. A copy of such Report is attached as Exhibit C hereto. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account, including the Contingent Discount plus interest income thereon, will be immediately available for transfer to the account or accounts that the Company and the Representative shall direct jointly in writing (the “Disbursement Instructions”).

     On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated, and (ii) the Company shall deliver to you the Disbursement Instructions. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter, the Report, evidence of delivery of the Stock Certificates and the Disbursement Instructions. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or be distributed immediately and the penalty incurred. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.
     In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours, SEANERGY MARITIME CORP.
By:
	Name:	Panagiotis Zafet
	Title:	Co-Chairman of the Board of
Directors and Chief Executive Officer

By:
	Name:	Alexis Komninos
	Title:	Chief Financial Officer and Treasurer

cc: Maxim Group LLC

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EXHIBIT B
[Letterhead of Company]
[Insert date]
Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
Re: Trust Account No. [ ] Termination Letter
Ladies and Gentlemen:
     Pursuant to paragraphs 1(i) and 2(d) of the Investment Management Trust Agreement (the “Trust Agreement”) between Seanergy Maritime Corp. (“Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of                     , 2007, the undersigned hereby certify that the Company failed to consummate a Business Combination prior to the Termination Date and that the Company shall be dissolved and liquidated in accordance with its Amended and Restated Certificate of Incorporation.
     In accordance with Section 1(j) and 3(c) of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account as part of the Company’s plan of dissolution and liquidation. Furthermore, in accordance with Section 2(d) of the Trust Agreement, you are hereby authorized to pay the actual expenses or the expenses imminently to be incurred in connection with the Company plan of dissolution and liquidation pursuant to the officers’ certificate attached as Exhibit A hereto. You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation of the Company. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.

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Very truly yours, SEANERGY MARITIME CORP.
By:
	Name:	Panagiotis Zafet
	Title:	Co-Chairman of the Board of
Directors and Chief Executive Officer

By:
	Name:	Alexis Komninos
	Title:	Chief Financial Officer and Treasurer

Cc: Maxim Group LLC

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EXHIBIT C
CERTIFICATE FOR QUARTERLY DISTRIBUTIONS
[Insert date]
[                    ]
[address]
Attn: [                    ]
Attn:
Re: Trust Account No. [ ] Termination Letter
     Pursuant to paragraph 2(c) of the Investment Management Trust Agreement between Seanergy Maritime Corp. (“Company”) and [                    ] (“Trustee”), dated as of                     , 2007 (“Trust Agreement”), you are instructed to distribute to the Company’s stockholders of record as of                     , 200_, interest income earned on the Trust Account (as defined in the Trust Agreement) during the quarter ended                     , 200_, pursuant to the instructions attached hereto as Schedule A. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company approving the record date and distribution, certified by the Secretary of the Company as true and correct and in full force and effect.

Very truly yours, SEANERGY MARITIME CORP.
By:
Panagiotis Zafet
Chief Executive Officer and Co- Chairman

Cc: Maxim Group LLC

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EXHIBIT D

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)
Company:

Seanergy Maritime Corp.
c/o Balthellas Chartering S.A.
10, Amfitheas Avenue
17564 P. Faliro
Athens, Greece
Attn: Panagiotis Zafet Co-Chairman of the Board of
Directors and Chief Executive Officer	()

Representative:

Maxim Group LLC
405 Lexington Avenue
New York, New York 10022
Attn: Clifford A. Teller

Trustee:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

SCHEDULE A
Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement
between Seanergy Maritime Corp. and
[                    ]

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$[ ]

Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$[ ]

Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	$[ ]
Agreed:
Dated:                     , 2007

SEANERGY MARITIME CORP.
By:
Panagiotis Zafet
Chief Executive Officer and Co-Chairman of the Board of Directors

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
	Name:	Steven G. Nelson
	Title:	President